EXHIBIT 23-1




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 33-49281 and 33-44592 of Michigan Consolidated Gas Company on Form S-3 of our report dated February 6, 1995 appearing in this Annual Report on Form 10-K of Michigan Consolidated Gas Company for the year ended December 31, 1994.



February 28, 1995
Deloitte & Touche LLP
Detroit, Michigan